EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 6, 2013, with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2013 of Fairway Group Holdings Corp. and Subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of aforementioned report on Form S-8 to be filed on December 23, 2013.

/s/ GRANT THORNTON LLP

Melville, New York

December 23, 2013